UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2011

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2011 (the “Effective Date”), Lantronix, Inc. (the “Company”) entered into an amendment (“Amendment”) to its existing Loan and Security Agreement dated May 23, 2006 (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”).

The Amendment provides, among other things, for:

(1)  a limited waiver regarding the minimum tangible net worth financial covenant set forth in Section 6.9(a) of the Loan Agreement for the compliance periods ending May 31, 2011 and June 30, 2011;

(2)  a modification of the minimum tangible net worth financial covenant in the Loan Agreement to require that the Company meet a tangible net worth of at least the following (“Minimum Tangible Net Worth”):

Month Ending	Minimum TNW
July 31, 2011	$3,000,000
August 31, 2011	$3,000,000
September 30, 2011	$3,000,000
October 31, 2011	$3,000,000
November 30, 2011	$3,000,000
December 31, 2011	$3,000,000
January 31, 2012	$3,500,000
February 29, 2012	$3,500,000
March 31, 2012	$3,500,000
April 30, 2012 and each month ending thereafter	$4,500,000

plus, in each instance, (i) 50% of all consideration received after the Effective Date for equity securities and subordinated debt of the Company, plus (ii) 50% of the Company’s net income in each fiscal quarter ending on or after June 30, 2012.  Increases in the Minimum Tangible Net Worth (as defined in the Amendment) based on consideration received for equity securities and subordinated debt of the Company shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased;

(3)          a modification of the interest rate set forth in Section 2.3(a)(ii) of the Loan Agreement such that  interest will accrue at a per annum rate equal to 2.50  percentage points above the Prime Rate, payable monthly.  If Company achieves two (2) consecutive fiscal quarters of EBITDA greater than $1.00 (commencing with the fiscal quarter ending September 30, 2011 or any fiscal quarter ending thereafter), and only for so long as Company maintains EBITDA greater than $1.00 at the end of each subsequent fiscal quarter, then the principal amount outstanding under the Term loan (as defined in the Loan Agreement) shall accrue interest at a per annum rate equal to 1.50 percentage points above the Prime Rate, payable monthly.  The decrease (or subsequent increase) shall go into effect on the first day of the month immediately following the Bank’s receipt, review and approval of Company’s financial statements evidencing that an adjustment is warranted.  If the Bank determines an increase to the interest rate is warranted, such increase may be put into effect as of the first day of the month immediately following the date on which such financial statements were due, even if delivery of the financial statement is delayed; and

(4)          the addition of a definition for EBITDA which shall mean (a) Net Income (as defined in the Loan Agreement), plus (b) Interest Expense (as defined in the Loan Agreement), plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)   The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Description
10.1	Amendment dated August 18, 2011 to the Loan and Security Agreement dated May 23, 2006 between Lantronix, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2011	LANTRONIX, INC., a Delaware corporation

By:	/s/ James W. Kerrigan James W. Kerrigan Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment dated August 18, 2011 to the Loan and Security Agreement dated May 23, 2006 between Lantronix, Inc. and Silicon Valley Bank.